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                                       EXHIBIT 99.1: FORM OF SUBSCRIPTION CERTIFICATE



Certificate No.:    THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S                 Certificate for
                    PROSPECTUS DATED, MARCH __, 1999 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY
----------------         REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK       ---------------
                         TRANSFER & TRUST COMPANY AS THE SUBSCRIPTION AGENT.                                            Rights




                                                            PURCHASESOFT, INC.
                                           Incorporated under the laws of the State of Delaware

                                                         SUBSCRIPTION CERTIFICATE

                                       Evidencing Non-Transferable Subscription Rights to Purchase

                                                 One Share of $.01 par value Common Stock

                                                    Subscription Price:  $.90 per share

                              VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)
REGISTERED OWNER:



THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Subscription Rights set forth above, each
of which entitles the owner to subscribe for and purchase one share of     THE SUBSCRIPTION RIGHTS EVIDENCED BY THIS SUBSCRIPTION
$.01 par value Common Stock of PurchaseSoft, Inc., a Delaware corporation  CERTIFICATE ARE NOT TRANSFERABLE SUCH
on the terms and subject to the conditions set forth in the Prospectus     SUBSCRIPTION RIGHTS MAY NOT BE EXERCISED
and instructions relating hereto on the reverse side hereof.  The          UNLESS THE REVERSE SIDE HEREOF IS COMPLETED
non-transferable Subscription Rights represented by this Subscription      AND SIGNED.
Certificate may be exercised by duly completing Section 1 of the reverse side hereof.  Special delivery restrictions may be specified by completing Section 2 on the reverse side hereof.

Dated:



-----------------------------------------------                            ----------------------------------------------------
     Michael G. Kerrison                                                        Philip D. Wolf
     Chairman and Chief Executive Officer                                       Secretary

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                       SECTION 1 - EXERCISE AND SUBSCRIPTION

The undersigned irrevocably exercises Subscription Rights to subscribe for one share of $.01 par value Common Stock, as indicated below on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(a)  Number of shares subscribed for pursuant to the Basic Subscription
Privilege: _____________________________________


(b) Number of shares subscribed for pursuant to the Over-Subscription Privilege:_______________________________________


YOU MAY NOT EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE UNLESS YOUR BASIC SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.

(c) Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Over-Subscription Privilege multiplied by the Subscription Price of $.90 per share ________________________

METHOD OF PAYMENT (CHECK ONE)

     / /   Uncertified personal check.  PLEASE NOTE THAT FUNDS PAID BY
UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, SUBSCRIPTION RIGHTS HOLDERS WHO WISH TO PAY THE PURCHASE
PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH TIME, AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED OR BANK CHECK MONEY ORDER OR WIRE TRANSFER OF IMMEDIATELY
AVAILABLE FUNDS.

     / / Certified check or bank check drawn on a U.S. bank or money order, payable to American Stock Transfer and Trust Company, as Subscription Agent.

     / / Wire transfer directed to the account maintained by American Stock Transfer & Trust Company at _______________, account No.________________.

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all share(s) of PurchaseSoft, Inc. Common Stock that are stated to be subscribed for, or if the number of share(s) of PurchaseSoft, Inc. Common
Stock being subscribed for is not specified, the number of share(s) of PurchaseSoft, Inc. Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all share(s) of PurchaseSoft, Inc. Common Stock that the undersigned has the right to subscribe for (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

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SECTION 2 -- SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION
             RIGHTS HOLDERS:

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name:______________________________     Soc. Sec. #/Tax ID #: _________________

Address: ______________________________________________________________________


(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that show above. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.


Name: _____________________________    Soc. Sec. #/Tax ID #: __________________

Address: ______________________________________________________________________

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    ACKNOWLEDGEMENT -- THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU
                       SIGN BELOW

     I/We acknowledge receipt of the Prospectus and understand that after delivery to the PurchaseSoft, Inc., I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than one registered holder, beneficial ownership of the Common Stock will not change.

     The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder: ___________________ Date:____________, 1999

                                   ___________________

     If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.


Name: ___________________  Capacity: ______________ Soc. Sec. #/Tax ID #:_______

Address: ______________________________________     Phone: _____________________



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                                      -2-

                             GUARANTEE OF SIGNATURE(S)

     All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. See the Instructions.

Authorized Signature:                              Name of Firm:

__________________________________________________ ____________________________

Name: ___________________  Title: ________________ Soc. Sec. #/Tax ID #: ______

Address: _________________________________________ Phone: _____________________

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A STOCKHOLDER OTHER THAN THE REGISTERED HOLDER.

                    Signature Guaranteed:         By: _________________________
                                                      Name of Bank or Firm: